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Pricing Supplement No. 5 Dated August 27, 2001                       Registration Statement No. 333-62422
(To Prospectus Supplement Dated June 29, 2001 and Prospectus             Filed Pursuant to Rule 424(b)(2)
Dated  June 29, 2001)
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                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES," WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Credit Suisse First Boston Corporation's capacity on original issuance:
         |X| As Agent
         | | As principal. If as principal:  | | The Notes are being offered at
                                                 varying prices related to
                                                 prevailing market prices at
                                                 the time of resale.

                                             | | The Notes are
                                                 being offered at a fixed
                                                 initial public price __% of
                                                 Principal Amount.

Principal Amount: $100 MM                           CUSIP:  22541FBB1

Form of Note:  Book-Entry Note

Original Issue Date (Settlement Date): August 27, 2001

Specified Currency:  |X| U.S. dollars        | | Other:

Authorized Denominations: |X|  U.S. $1,000 and integral multiples thereof
                          | |  Other:

Maturity Date: August 27, 2002    Interest Payment Date(s): Quarterly.
                                  Pays the 27th of each February, May, August and November. Subject to the modified following business day convention

Type of Note:

| |  Fixed Rate Note
         Interest Rate: __%
         Day Count:        | |  30/360          | |  Other:

|X|  Floating Rate Note:
         Interest Rate Basis or Bases:
                  | |  CD Rate                  | |  Commercial Paper Rate
                  | |  Money Market Yield       | |  Federal Funds Rate
                  | |  Prime Rate               |X|  Treasury Rate
                        LIBOR
                        LIBOR Telerate               Index Currency:
                                                     Index Maturity:
                      | |  Other: TELERATE PG H.15 TREASURY BILL THREE MONTH
                                  AUCTION RATE (AVG. INVESTMENT RATE)

         Day Count:        | |  30/360         |X|  Actual/Actual
                                Actual/360     | |  Other:


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Spread (plus or minus): .40%                  Spread Multiplier: __%

Initial Interest Rate: TBD

Interest Category
              Regular Floating Rate Note
          |X| Floating Rate/Fixed Rate Note
                  Fixed Rate Commencement Date:
                  Fixed Interest Rate:
          | | Inverse Floating Rate Note:
                  Fixed Interest Rate:
          | | Original Issue Discount Note
                  Issue Price:

Initial Interest Reset Date: Weekly
Interest Reset Date(s):  27th of February, May, August and November.
                         Two day rate cutoff prior to interest pay date

Maximum Interest Rate: __%                  Minimum Interest Rate: __%

Indexed Principal Note:             | |  Yes            |X| No
         Manner of Determining Principal Amount Payable at Maturity Date:

Indexed Interest Rate Note:         | |  Yes            |X| No
         Manner of Determining Principal Amount Payable at Maturity Date:

Dual Currency Note:                 | |  Yes            |X| No
         Optional Payment Currency:

Amortizing Note:                    | |  Yes            |X| No
         Amortizing Schedule:

Original Issue Discount Note:       | |  Yes            |X| No
         Issue Price:

Renewable Note:                     | |  Yes            |X| No
         Initial Maturity Date:

Optional Redemption:                | |  Yes            |X| No
         Initial Redemption Date:
         Initial Redemption Percentage: __%

Optional Repayment:                 | |  Yes            |X| No
         Optional Repayment Date(s):

Optional Extension of Maturity:     | |  Yes            |X| No
         Final Maturity Date:  August 27, 2002

Addendum Attached:                  | |  Yes            |X| No

Other Provisions:

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                           CREDIT SUISSE FIRST BOSTON